THIRD SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE

     THIRD SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE (this "Supplemental Senior Subordinated Note Indenture"), dated as of June 30, 1999, among Highland Mining Company, a Delaware corporation, Peabody Southwestern Coal Company, a Delaware corporation (together, the "Guaranteeing Subsidiaries"), each a subsidiary of P&L Coal Holdings Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture referred to herein) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture referred to below (the "Senior Subordinated Note Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Senior Subordinated Note Trustee a Senior Subordinated Note Indenture (the "Senior Subordinated Note Indenture"), dated as of May 18, 1998 providing for the issuance of an aggregate principal amount of up to $650.0 million of 9-5/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes");

     WHEREAS, the Senior Subordinated Note Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Senior Subordinated Note Trustee a Supplemental Senior Subordinated Note
Indenture pursuant to which the Guaranteeing Subsidiaries shall each unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture on the terms and conditions set forth herein (the "Subordinated Subsidiary Guarantee"); and

     WHEREAS,   pursuant  to  Section  9.01  of  the  Senior  Subordinated  Note
Indenture, the Senior Subordinated Note Trustee is authorized to execute and deliver this Supplemental Senior Subordinated Note Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Senior Subordinated Note Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Senior Subordinated Note Indenture.

          2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees as follows:

               (a) Along with all Senior Subordinated Note Guarantors named in the Senior Subordinated Note Indenture, to jointly and severally Guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and to the Senior Subordinated Note Trustee and its successors and assigns, irrespective of the validity and enforceability of the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that:

                    (i) the principal of and interest on the Senior Subordinated
               Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) in case of any  extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Senior Subordinated Note Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Senior Subordinated Note Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Senior Subordinated Note Guarantor.

               (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Subordinated Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

               (e) If any Holder or the Senior Subordinated Note Trustee is required by any court or otherwise to return to the Company, the Senior Subordinated Note Guarantors, or any custodian, Senior Subordinated Note Trustee, liquidator or other similar official acting in relation to either the Company or the Senior Subordinated Note Guarantors, any amount paid by either to the Senior Subordinated Note Trustee or such Holder, this Subordinated Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) Neither of the Guaranteeing Subsidiaries shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Senior Subordinated Note Guarantors, on the one hand, and the Holders and the Senior Subordinated Note Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Senior Subordinated
          Note Indenture for the purposes of this Subordinated Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Senior Subordinated
          Note Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Senior Subordinated Note Guarantors for the purpose of this Subordinated Subsidiary Guarantee.

               (h) The Senior Subordinated Note Guarantors shall have the right to seek contribution from any non-paying Senior Subordinated Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subordinated Subsidiary Guarantee.

               (i) Pursuant to Section 11.03 of the Senior Subordinated Note Indenture, the obligations of each Guaranteeing Subsidiary hereunder and under Article 11 of the Senior Subordinated Note Indenture will be limited to the maximum amount as will, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Senior Subordinated Note Guarantor in respect of the obligations of such other Senior Subordinated Note Guarantor under Article 11 of the Senior Subordinated Note Indenture, result in the obligations of such Senior Subordinated Note Guarantor under its Subordinated
          Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subordinated Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Subordinated Subsidiary Guarantee.

          4. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

               (a) Neither of the Guaranteeing Subsidiary may consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Senior Subordinated Note Guarantor unless:

                    (i) subject to Section 11.05 of the Senior Subordinated Note
               Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Senior Subordinated Note Guarantor or the Company) unconditionally assumes all the obligations of such Senior Subordinated Note Guarantor, pursuant to a supplemental Senior Subordinated Note Indenture in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, under the Senior Subordinated Notes, the Senior Subordinated Note Indenture and the Subordinated Subsidiary Guarantee on the terms set forth herein or therein; and

                    (ii) immediately after giving effect to such transaction, no
               Default or Event of Default exists.

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Senior Subordinated Note Indenture, executed and delivered to the Senior Subordinated Note Trustee and satisfactory in form to the Senior Subordinated Note Trustee, of the Subordinated Subsidiary Guarantee endorsed upon the Senior Subordinated Notes and the due and punctual performance of all of the covenants and conditions of the Senior Subordinated Note Indenture to be performed by the Senior Subordinated Note Guarantor, such successor corporation shall succeed to and be substituted for the Senior Subordinated Note Guarantor with the same effect as if it had been named herein as a Senior Subordinated Note Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Senior Subordinated Note Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Senior Subordinated
          Note Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Senior Subordinated Note Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

               (c) Except as set forth in Articles 4 and 5 of the Senior Subordinated Note Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Senior Subordinated Note Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Senior Subordinated Note Guarantor with or into the Company or another Senior Subordinated Note Guarantor, or shall prevent any sale or conveyance of the property of a Senior Subordinated Note Guarantor as an entirety or substantially as an entirety to the Company or another Senior Subordinated Note Guarantor.

          5. RELEASES.

               (a) In the event of a sale or other disposition of all of the assets of any Senior Subordinated Note Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Senior Subordinated Note Guarantor, then such Senior Subordinated Note Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Senior Subordinated Note Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Senior Subordinated Note Guarantor) will be released and relieved of any obligations under its Subordinated Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Senior Subordinated
          Note Indenture, including without limitation Section 4.10 of the Senior Subordinated Note Indenture. Upon delivery by the Company to the Senior Subordinated Note Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Senior Subordinated Note Indenture, including without limitation Section 4.10 of the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall execute any documents reasonably required in order to evidence the release of any Senior Subordinated Note Guarantor from its obligations under its Subordinated Subsidiary Guarantee.

               (b) Any Senior Subordinated Note Guarantor not released from its obligations under its Subordinated Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any Senior
          Subordinated  Note  Guarantor  under  the  Senior   Subordinated  Note
          Indenture as provided in Article 11 of the Senior Subordinated Note Indenture.

          6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of either Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Senior Subordinated Notes, any Subordinated Subsidiary Guarantees, the Senior Subordinated Note Indenture or this Supplemental Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL SENIOR SUBORDINATED
     NOTE INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Senior Subordinated Note Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. THE SENIOR SUBORDINATED NOTE TRUSTEE. The Senior Subordinated Note Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Senior Subordinated
     Note Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Senior Subordinated Note Indenture to be duly executed and attested, all as of the date first above written.

Dated:

AFFINITY MINING COMPANY


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

ARID OPERATIONS, INC.


 /s/ Collon Kennedy
------------------------------------------
     Name: Collon Kennedy
     Title:   Vice President, Secretary & General Counsel

BIG SKY COAL COMPANY


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Treasurer & Asst. Secretary

BLACKROCK FIRST CAPITAL CORPORATION


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

BLUEGRASS COAL COMPANY


 /s/ John Hill
------------------------------------------
     Name: John Hill
     Title:   President

CABALLO COAL COMPANY


 /s/ Richard Robinson
------------------------------------------
     Name: Richard Robinson
     Title:   Vice President

CHARLES COAL COMPANY


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

COAL PROPERTIES CORP.


 /s/ J.A. Beck
------------------------------------------
     Name: J.A. Beck
     Title:   President

COLONY BAY COAL COMPANY
     By: Charles Coal Company


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

COOK MOUNTAIN COAL COMPANY


 /s/ J.A. Beck
------------------------------------------
     Name: J.A. Beck
     Title:   President

COTTONWOOD LAND COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

DARIUS GOLD MINE, INC.


 /s/ Collon Kennedy
------------------------------------------
     Name: Colon Kennedy
     Title:   Vice President, Secretary & General Counsel

EACC CAMPS, INC.


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

EASTERN ASSOCIATED COAL CORP


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

EASTERN ROYALTY CORP.


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

GALLO FINANCE COMPANY


 /s/ D.A. Wagner
------------------------------------------
     Name: D.A. Wagner
     Title:   President

GOLD FIELDS CHILE, S.A


 /s/ Collon Kennedy
------------------------------------------
     Name: Collon Kennedy
     Title:   Vice President, Secretary & General Counsel

GOLD FIELDS MINING CORPORATION


 /s/ Collon Kennedy
------------------------------------------
     Name: Collon Kennedy
     Title:   Vice President, Secretary & General Counsel

GOLD FIELDS OPERATING CO.-ORTIZ


 /s/ Collon Kennedy
------------------------------------------
     Name: Collon Kennedy
     Title:   Vice President, Secretary & General Counsel

GRAND EAGLE MINING, INC.


 /s/ John Hill
------------------------------------------
     Name: John Hill
     Title:   President

HAYDEN GULCH TERMINAL, INC.


 /s/  D.A. Wagner
------------------------------------------
     Name: D.A. Wagner
     Title:   President

INDEPENDENCE MATERIAL HANDLING COMPANY


 /s/ S. F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

INTERIOR HOLDINGS CORP.


 /s/ S. F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

JAMES RIVER COAL TERMINAL COMPANY


 /s/ R. A. Navarre
------------------------------------------
     Name:  R.A. Navarre
     Title:    President

JUNIPER COAL COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

KAYENTA MOBILE HOME PARK, INC.


 /s/ T. L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Treasurer & Asst. Secretary

MARTINKA COAL COMPANY


 /s/ T. L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

MIDCO SUPPLY AND EQUIPMENT CORPORATION


 /s/ D. C. Hegger
------------------------------------------
     Name: David C. Hegger
     Title:   President

MOUNTAIN VIEW COAL COMPANY


 /s/ T. L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

NORTH PAGE COAL CORP.


 /s/ T. L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

OHIO COUNTY COAL COMPANY


 /s/ John Hill
------------------------------------------
     Name: John Hill
     Title:   President

PATRIOT COAL COMPANY L.P.
     By: Bluegrass Coal Company

 /s/ John Hill
------------------------------------------
     Name: John Hill
     Title:   President

PEABODY AMERICA, INC.


 /s/ D. C. Hegger
------------------------------------------
     Name: D. C. Hegger
     Title:   President

PEABODY COALSALES COMPANY


 /s/ R.A. Navarre
------------------------------------------
     Name: R.A. Navarre
     Title:   President

PEABODY COALTRADE, INC.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY COAL COMPANY


 /s/ D.A. Wagner
------------------------------------------
     Name: D.A. Wagner
     Title:   Vice President

PEABODY DEVELOPMENT COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY ENERGY SOLUTIONS, INC.


 /s/ Steven F. Schaab
------------------------------------------
     Name: Steven F. Schaab
     Title:   Vice President & Treasurer

PEABODY HOLDING COMPANY, INC.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY NATURAL RESOURCE COMPANY
     By: Gold Fields Mining Corp.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY TERMINALS, INC.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY VENEZUELA COAL CORP.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

PEABODY WESTERN COAL COMPANY


 /s/ D.A. Wagner
------------------------------------------
     Name: D.A. Wagner
     Title:   President

PINE RIDGE COAL COMPANY


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

POWDER RIVER COAL COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

RIO ESCONDIDO COAL CORP.


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

SENECA COAL COMPANY


 /s/ D.A. Wagner
------------------------------------------
     Name: D.A. Wagner
     Title:   President

SENTRY MINING COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

SNOWBERRY LAND COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

STERLING SMOKELESS COAL COMPANY


 /s/ T.L. Bethel
------------------------------------------
     Name: T.L. Bethel
     Title:   Vice President & Treasurer

THOROUGHBRED, L.L.C.
     By: Peabody Holding Company


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

HIGHLAND MINING COMPANY


 /s/ Joseph C. Klingl
------------------------------------------
     Name: Joseph C. Klingl
     Title:   Vice President

PEABODY SOUTHWESTERN COAL COMPANY


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

P&L COAL HOLDINGS CORPORATION


 /s/ S.F. Schaab
------------------------------------------
     Name: S.F. Schaab
     Title:   Vice President & Treasurer

STATE STREET BANK AND TRUST COMPANY
  as Senior Subordinated Note Trustee

 /s/ Philip G. Kane, Jr.
------------------------------------------
     Name: Philip G. Kane, Jr.
     Title:   Vice President